Exhibit 99.1

Contacts:
Investors:	Media:
Risa Fisher	Kate Hahn
rfisher@webmd.net	khahn@webmd.net
212-624-3817	212-624-3760
WebMD Announces Fourth Quarter Financial Results
Total Revenue Increased 25%; Advertising Revenue Increased 32%
WebMD Sees Strong Momentum Continuing in 2010
New York, NY (February 18, 2010) — WebMD Health Corp. (Nasdaq: WBMD), the leading source of health information, today announced financial results for the three months and year ended December 31, 2009.
For the three months ended December 31, 2009:
•	Revenue was $138.1 million, compared to $110.1 million in the prior year period, an increase of 25.4%.

•	Earnings before interest, taxes, non-cash and other items (“Adjusted EBITDA”) was $46.4 million, compared to $29.4 million in the prior year period, an increase of 58%.

•	Net income was $98.3 million or $1.39 per share, compared to $7.7 million or $0.11 per share in the prior year period.
“Our strong growth in the fourth quarter capped off a successful year for WebMD,” said Wayne Gattinella, President and CEO. “WebMD delivered ad revenue growth of 32% in the fourth quarter in the midst of a weak media environment where online U.S. display advertising was down an estimated 5% in 2009. As we look to 2010, we are excited by the momentum that we see in our business as we further establish the value of the WebMD franchise in the marketplace.”
Financial Summary
As previously announced, WebMD completed the merger with HLTH Corporation, its former parent company, on October 23, 2009. The current and historical financial information released today reflects the consummation of the merger. The applicable accounting treatment for the merger results in HLTH being treated as the acquiring entity and, as a result, the pre-acquisition consolidated financial statements of HLTH became the historical financial statements of WebMD beginning with the closing of the merger on October 23, 2009.
Revenue for the fourth quarter was $138.1 million, compared to $110.1 million in the prior year period, an increase of 25.4%.
•	Public portal advertising and sponsorship revenue was $114.9 million for the fourth quarter, compared to $86.9 million in the prior year period, an increase of 32%. Traffic to the WebMD Health Network continued to grow, reaching an average of 62.5 million unique users per month and total traffic of 1.5 billion page views during the fourth quarter, increases of 16% and 17%, respectively, from a year ago. During the fourth quarter, 1.8 million continuing medical education (CME) programs were completed on the WebMD Professional Network, an increase of 19% from the prior year period.

•	Private portal services revenue was $23.2 million for both the fourth quarter of 2009 and the prior year period. The base of large employers and health plans utilizing WebMD’s private Health and Benefits portals during the fourth quarter was 138 as compared to 134 a year ago.
Adjusted EBITDA for the fourth quarter was $46.4 million or $0.65 per share, compared to $29.4 million or $0.43 per share in the prior year period, an increase of 58%.
Consolidated income from continuing operations for the fourth quarter was $64.2 million, compared to $7.6 million in the prior year period. Consolidated income from continuing operations for the fourth quarter of 2009 includes a tax benefit of $58.6 million primarily related to the reversal of valuation allowances related to the anticipated future utilization of the Company’s net operating loss carryforwards. Consolidated income from continuing operations in the prior year period includes a tax benefit of $4.3 million related to a gain on the sale of a business unit.
Income from discontinued operations was $34.7 million in the fourth quarter, compared to $2.0 million in the prior year period. Income from discontinued operations for the fourth quarter of 2009 includes a net gain of $21.3 million on the sale of Porex with the balance of $13.4 million primarily related to adjustments of liability accruals associated with other divested businesses. Included in discontinued operations in the Company’s financial statements for current and prior periods are Little Blue Book, which was sold on September 30, 2009, and Porex, which was sold on October 19, 2009.
Net income for the fourth quarter was $98.3 million or $1.39 per share, compared to $7.7 million or $0.11 per share in the prior year period.
As of December 31, 2009, WebMD had $808 million in cash and investments and had approximately $515 million in aggregate principal amount of convertible notes outstanding.
2010 Financial Guidance
The Company issued financial guidance for 2010 today.
“We enter 2010 with a healthy backlog of signed contracts as we experienced strong upfront buying at the end of 2009,” said Wayne Gattinella. “Coupled with our strong pipeline of potential new business, we are very enthusiastic about the year ahead.”
For 2010, WebMD expects:
•	Revenue to be approximately $510 million to $525 million, an increase of 16% to 20% over 2009;

•	Adjusted EBITDA to be approximately $150 million to $158 million, an increase of 33% to 40% over 2009; and

•	Income from continuing operations to be approximately $45 million to $53 million, or $0.68 to $0.80 per diluted share.
These amounts represent growth of approximately 21% to 25% in public portal advertising and sponsorship revenue over 2009 and private portal services revenue consistent with 2009.
For the first quarter of 2010, WebMD expects:
•	Revenue to be in the range of $103 million to $106 million with Adjusted EBITDA representing approximately 21.5% to 22.5% of revenue.

•	Income from continuing operations is estimated to be in the range of 2% to 3.5% of revenue.

Additional detail is provided in a schedule attached to this release.
Analyst and Investor Conference Call
As previously announced, WebMD will hold a conference call with investors and analysts to discuss its fourth quarter results at 4:45 p.m. (Eastern) today. The call can be accessed at www.wbmd.com (in the Investor Relations section). A replay of the audio webcast will be available at the same web address.
About WebMD
WebMD Health Corp. (Nasdaq: WBMD) is the leading provider of health information services, serving consumers, physicians, healthcare professionals, employers and health plans through our public and private online portals and health-focused publications. Approximately 60 million unique visitors access the WebMD Health Network each month.
The WebMD Health Network includes WebMD Health, Medscape, MedicineNet, eMedicine, eMedicine Health, RxList and theHeart.org and drugs.com.
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All statements contained in this press release and the related analyst and investor conference call, other than statements of historical fact, are forward-looking statements, including those regarding: guidance on our future financial results and other projections or measures of our future performance; market opportunities and our ability to capitalize on them; the benefits expected from new or updated products or services and from other potential sources of additional revenue; and expectations regarding the market for investments in auction rate securities (ARS). These statements speak only as of the date of this press release, are based on our current plans and expectations, and involve risks and uncertainties that could cause actual future events or results to be different than those described in or implied by such forward-looking statements. These risks and uncertainties include those relating to: market acceptance of our products and services; our relationships with customers and strategic partners; changes in the markets for ARS; and changes in economic, political or regulatory conditions or other trends affecting the healthcare, Internet and information technology industries. Further information about these matters can be found in our Securities and Exchange Commission filings. Except as required by applicable law or regulation, we do not undertake any obligation to update our forward-looking statements to reflect future events or circumstances.
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This press release, and the accompanying tables, include both financial measures in accordance with accounting principles generally accepted in the United States of America, or GAAP, as well as certain non-GAAP financial measures. The tables attached to this press release include reconciliations of these non-GAAP financial measures to GAAP financial measures. In addition, an “Explanation of Non-GAAP Financial Measures” is attached to this press release as Annex A.
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WebMD®, Medscape®, eMedicine®, MedicineNet®, RxList®, Subimo®, Medsite®, and Summex®, are trademarks of WebMD Health Corp. or its subsidiaries.

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